UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sinoenergy Corporation (the “Company”) has entered into supplemental indenture, dated June 23, 2008, relating to the Company’s 3% Guaranteed Senior Convertible Notes due 2012 in the principal amount of $14,000,000. The supplemental indenture provided for a deferral to June 28, 2008 of the adjustment in the conversion price otherwise to be made on March 28, 2008. The supplemental indenture became effective on July 15, 2008, when it was signed by the indenture trustee. As a result of the supplemental indenture, effective June 28, 2008, the conversion price of the convertible notes was reduced from $6.34 per share to $5.125 per share, such prices giving effect to the one-for-two reverse split. A copy of the supplemental indenture is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1
Supplemental Indenture No. 1 dated June 23, 2008, to the Indenture among by and among the Company, its subsidiary, Sinoenergy Holding Limited, DB Trustees (Hong Kong) Limited, as Trustee and Collateral Agent, and Deutsche Bank AG, Hong Kong Branch, as Paying Agent and Conversion Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION (Registrant)

Date: July 21, 2008	/s/ Huang Bo
Huang Bo, Chief Executive Officer